EXHIBIT 23.4


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM


To the Board of Directors
Blue Holdings, Inc.


         We hereby consent to the inclusion in this Registration Statement on Form SB-2 for Blue Holdings, Inc., of our report dated October 19, 2005, relating to the financial statements of Taverniti So Jeans, LLC as of December 31, 2004, and for the period September 13, 2004 (Inception) to December 31, 2004, which appears in such Registration Statement. We also consent to the reference to us under the caption "Experts" in such Registration Statement.


                                        /s/ Katz & Varon
                                        ----------------------------
                                        KATZ & VARON
                                        Certified Public Accountants


Los Angeles, California
January 4, 2006